UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2017, the Board of Directors of Citi Trends, Inc. (the “Company”) increased the size of the Board of Directors to seven members and elected Margaret Jenkins to the Board of Directors to serve as a Class I director for a term effective October 17, 2017 until the 2018 annual meeting of stockholders.  Ms. Jenkins previously served as a director of PVH Corp., an apparel Company with brands such as Calvin Klein, Tommy Hilfiger and Warnaco, and in senior marketing positions with Denny’s Corp., El Pollo Loco, Taco Bell and Pepsi International.

Ms. Jenkins is an independent director, as defined in the NASDAQ listing standards and in accordance with the applicable rules of the Securities and Exchange Commission (the “SEC”), and will serve on the audit, compensation and nominating and corporate governance committees of the Board of Directors.  Ms. Jenkins will receive the same compensation as the other non-employee directors receive, as described in the Company’s definitive proxy statement filed with the SEC on April 3, 2017.

Ms. Jenkins was granted an award of 1,336 shares of restricted stock under the Company’s 2012 Incentive Plan.  The restricted stock vests in full on the first anniversary of the grant date, subject to earlier vesting upon a change in control of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: October 17, 2017
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	Acting Chief Executive Officer, Chief Operating Officer and Chief Financial Officer